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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
The ServiceMaster Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The ServiceMaster Company	2300 Warrenville Road Downers Grove, IL 60515-1700 630/271-1300 Fax: 630/271-2710

March 22, 2002

Dear Shareholder:

        We are pleased to invite you to attend the 2002 Annual Meeting of Shareholders of The ServiceMaster Company. We will hold the meeting at 10:00 a.m., Central Time, on Friday, April 26, 2002 at our offices at 860 Ridge Lake Boulevard, Memphis, Tennessee.

        Our Board of Directors has recently completed a two-year study and review of its organization, size, composition and effectiveness. As part of this governance review, the Board has approved certain initiatives including expanding the role of the Nominating Committee to become the Governance and Nominating Committee, expanding the role of the Compensation Committee to become the Compensation and Leadership Development Committee and combining the offices of Chairman and Chief Executive Officer.

        The Board also has taken steps to further assure the independence of our outside auditors and to eliminate a potential conflict of interest, by separating the provider of audit services from the provider of tax and other consulting services. We expect to retain Arthur Andersen to provide tax services in 2002 and desire the ability to retain them for additional consulting services. We are in the process of evaluating other providers of independent audit services.

        At the meeting we will elect five directors and report on our business. Our Annual Report for 2001 accompanies this proxy statement.

        Your vote is important, regardless of the size of your holdings. You can vote by marking, dating, signing and returning the enclosed proxy card in the envelope provided. Also, registered and most beneficial shareholders may vote by toll-free telephone in the U.S. or Canada, or over the Internet. The enclosed proxy card contains instructions for using these convenient services. We urge you to vote your shares as soon as possible. In this way, you can ensure your shares will be represented and voted at the meeting, and you will spare ServiceMaster the expense of a follow-up mailing. Even if you vote now by proxy card, toll-free telephone or over the Internet, you may still attend the meeting and vote in person.

Sincerely,

C. William Pollard Chairman	Jonathan P. Ward President and Chief Executive Officer

THE SERVICEMASTER COMPANY

NOTICE OF ANNUAL MEETING

To be held April 26, 2002

TO THE SHAREHOLDERS OF THE SERVICEMASTER COMPANY:

        The Annual Meeting of Shareholders of The ServiceMaster Company will be held on Friday, April 26, 2002, at 860 Ridge Lake Boulevard, Memphis, Tennessee, at 10:00 a.m., Central Time, for the following purposes:

  1.
  To elect five directors; and

  2.
  To conduct such other business if properly raised.

        Only holders of record of common stock at the close of business on March 6, 2002 will be entitled to vote at the meeting.

Sandra L. Groman Vice President and Corporate Secretary
March 22, 2002

THE SERVICEMASTER COMPANY

March 22, 2002

General Information

        We are providing these proxy materials to you in connection with the solicitation of proxies by the Board of Directors of The ServiceMaster Company for the 2002 Annual Meeting of Shareholders. We are holding the annual meeting at 10:00 a.m., Central Time, on Friday, April 26, 2002 at our offices at 860 Ridge Lake Boulevard, Memphis, Tennessee.

        We mailed this proxy statement and proxy card to shareholders starting on or about March 22, 2002.

Voting Information

  Record Date

        You may vote all shares that you own as of March 6, 2002, which is the record date for the annual meeting. On March 6, 2002, we had 301,524,967 shares of common stock outstanding. Each share is entitled to one vote on each matter properly brought before the meeting.

  Ownership of Shares

        You may own common stock either (1) directly in your name as a shareholder of record, which includes shares purchased through the ServiceMaster Employee Share Purchase Plan (the "ESPP") and the ServiceMaster Franchisee Share Purchase Plan (the "FSPP"), or (2) indirectly through a broker, bank or other holder of record, which includes shares in the ServiceMaster Profit Sharing and Retirement Plan (the "401(k) Plan").

        If your shares are registered directly in your name, you are the "holder of record" of these shares and we are sending these proxy materials directly to you. As the holder of record, you have the right to give your voting proxy directly to us or to vote in person at the meeting. If you hold your shares in a brokerage account or through a bank or other holder of record, you hold the shares in "street name", and your broker, bank or other holder of record is sending these proxy materials to you. As a holder in street name, you have the right to direct your broker, bank or other holder of record how to vote by completing a voting instruction form.

  Electronic Access to Proxy Materials and Annual Report

        We are pleased to offer you the opportunity to receive shareholder communications electronically. By signing up for electronic delivery of documents such as the annual report and the proxy statement, you can access shareholder communications as soon as they are available without waiting for them to arrive in the mail, and submit your shareholder votes online. You can also reduce the number of bulky documents in your personal files, eliminate duplicate mailings, conserve natural resources, and help reduce our printing and mailing costs. In order to access your 2002 proxy materials electronically, you had to sign up by February 28, 2002. Your enrollment will be effective until canceled. If you have questions about electronic delivery, please contact Computershare Investor Services LLC at 1-888-834-0744.

        If you hold your stock through a broker, bank or other holder of record, please refer to the information provided by that institution for instructions on how to elect to view future proxy statements and annual reports over the Internet.

        Most shareholders who hold their stock through a broker, bank or other holder of record and who elect electronic access will receive an e-mail message next year containing the Internet address to use to access our proxy statement and annual report.

  Householding

        We are sending only one annual report and proxy statement to you if you share a single address unless we received instructions to the contrary from you. This practice, known as "householding," is designed to eliminate duplicate mailings, conserve natural resources and reduce our printing and mailing costs. If you wish to receive a separate annual report or proxy statement in the future, you may contact our transfer agent, Computershare at 1-888-834-0744 or write to Computershare Investor Services LLC, P.O. Box 1689, Chicago, IL 60690-1689. If you are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting Computershare. If you own your shares through a broker, bank or other holder of record, you can request householding by contacting the holder of record.

  How to Vote

        Your vote is important. We encourage you to vote promptly, which may save us the expense of a second mailing.

        If you own shares of record, you may vote in one of the following ways:

  •
  by telephone—If you are located in the U.S. or Canada, you can vote your shares by calling the toll-free telephone number on your proxy card. You may vote by telephone 24 hours a day through 11:59 p.m., Central Time, Tuesday, April 23, 2002. The telephone voting system has easy-to-follow instructions and allows you to confirm that the system has properly recorded your vote. If you vote by telephone, you do not need to return your proxy card.

  •
  over the Internet—You can vote your shares via the website www.computershare.com/us/proxy. You may vote over the Internet 24 hours a day through 11:59 p.m., Central Time, Tuesday, April 23, 2002. As with telephone voting, you may confirm that the system has properly recorded your vote. If you vote over the Internet, you do not need to return your proxy card. You may incur costs such as telephone and Internet access charges if you vote over the Internet.

  •
  by mail—You can vote your shares by marking, dating and signing your proxy card and returning it by mail in the enclosed postage-paid envelope.

  •
  in person at the annual meeting—If you vote by telephone, over the Internet or by mail, you may still attend the meeting and vote in person.

        If you own shares in street name, the instructions that accompany your proxy materials will indicate whether you may vote by telephone, over the Internet or by mail. If you wish to attend the meeting and vote in person, you must obtain a proxy, executed in your favor, from the holder of record.

        By giving us your proxy, you are authorizing the individuals named on your proxy card (the proxies) to vote your shares in the manner you indicate. You may:

  •
  vote for the election of all of our director nominees,

  •
  withhold authority to vote for all of our director nominees, or

  •
  vote for the election of less than all of our director nominees and withhold authority to vote for our other nominees by indicating on the proxy card.

        All shares that have been properly voted by proxy and not revoked will be voted at the meeting. If you sign and return your proxy card without any voting instructions, your shares will be voted "FOR" the election of our nominees for director.

  Revocation of Proxies

        If you own shares of record, you can revoke your proxy card at any time before your shares are voted if you (1) submit a written revocation to our Corporate Secretary, Sandra L. Groman, (2) submit a later-

dated proxy card to our Corporate Secretary, (3) provide subsequent telephone or Internet voting instructions, or (4) vote in person at the meeting.

  Shares held under Plans

        If you participate in the ESPP or FSPP plans, your proxy card shows the number of shares owned by you in the plans as well as any shares you have acquired through dividend reinvestment. If you participate in the 401(k) Plan, you will receive a separate proxy card which will include shares that the plan has credited to your account. To allow sufficient time for the 401(k) Plan trustee to vote, the trustee must receive your voting instructions by 11:59 p.m., Central Time, April 23, 2002. If the 401(k) Plan trustee does not receive your instructions by that date, the trustee will vote your shares in the same proportion of votes that the trustee receives from other 401(k) Plan participants.

  Quorum

  •
  Quorum requirement—A quorum is necessary to hold a valid meeting of shareholders. If shareholders entitled to cast at least a majority of the shares entitled to vote at the meeting are present in person or by proxy, a quorum will exist. Shares owned by ServiceMaster are not voted and do not count for quorum purposes. In order to assure the presence of a quorum at the meeting, please vote your shares via the toll-free telephone number or via the Internet or complete, sign and date our proxy card and return it promptly in the enclosed postage-paid envelope, even if you plan to attend the meeting. Abstentions are counted as present, and non-votes may be counted as present, to establish a quorum.

  •
  Non-votes—Non-votes occur when shares are specifically indicated as not being voted as to a particular proposal. If you are the registered holder of shares, your unvoted shares as to one or more proposals will not be counted as present at the meeting as to those proposals, but will be considered present at the meeting as to any proposal on which you vote and, in that case, will count towards the presence of a quorum. If you own shares through a broker and do not vote, your broker, as registered holder of your shares, may represent your shares at the meeting for the purpose of obtaining a quorum. However, if you do not instruct your broker how to vote, your broker may vote your shares on most proposals, but may specify that the broker is not voting your shares on certain other proposals. These unvoted shares are called "broker non-votes".

  Vote required for Proposals

        To elect directors, a plurality of the votes cast, meaning that the five nominees with the most votes will be elected. As a result, withholding authority to vote for a nominee and non-votes with respect to the election of directors will not affect the outcome of the election of directors.

  Cost of Proxy Solicitation

        We will pay the expenses of soliciting proxies. Our directors, officers or employees may solicit proxies for us in person, or by telephone, facsimile or electronic transmission. We have hired D. F. King & Co., Inc. to help us distribute and solicit proxies. We will pay D. F. King $7,000 plus expenses for these services.

Item 1—Election of Directors

        During the past several years, the Board has reviewed issues relating to its organization, size, composition and effectiveness. The Board currently has 14 members, 10 of whom are outside directors and four who are or have been officers of ServiceMaster.

        In October 2001, the Board formed a special committee comprised of Messrs. Brian Griffiths, as Chairman, Sidney E. Harris, Herbert P. Hess and David K. Wessner, to complete this review and formulate recommendations for action. The members of the special committee met with all other directors and issued a report containing its observations and recommendations. After consideration of the special committee's recommendations, at the January 2002 and March 2002 Board meetings, the Board approved the following guiding principles and corporate governance initiatives:

  Guiding Principles

        For the Board to be effective it should:

  •
  Be composed of strong, experienced individuals with a diversity of gender, ethnicity, culture and race and with clearly defined skills and understanding of the business and the public requirements of ServiceMaster;

  •
  Empower its standing committees to accomplish their specialized functions;

  •
  Require of management appropriate reviews and disclosures to assure a process of accountability in the exercise of governance and the delegation of authority;

  •
  Maintain a continuity with the heritage of the past;

  •
  Foster a continued understanding and implementation of ServiceMaster's four objectives; and

  •
  Be willing always to change its composition and method of operation in order to realize the opportunities of the future and create value for shareholders.

  Initiatives with respect to Board Organization

  •
  The Board will have four standing committees: the Executive Committee, the Governance and Nominating Committee, the Audit and Finance Committee and the Compensation and Leadership Development Committee;

  •
  At the time of the 2002 annual meeting no present or former officer of ServiceMaster may serve on any standing committee, except for the Executive Committee;

  •
  The Board intends to combine the office of Chairman and the office of CEO at the time of the 2002 annual meeting; and

  •
  The Board may from time to time appoint a separate chairman of its Executive Committee.

  Initiatives with respect to Size and Composition of the Board

  •
  The Board intends to reduce the number of directors to not more than 12 and no more than two directors will be present or former officers of ServiceMaster;

  •
  When considering adding new directors, the Board will emphasize seeking individuals with skills in consumer marketing, finance, accounting, information technology and senior operating experience; and

  •
  The positions of Senior Management Advisers to the Board were eliminated.

        The Board believes that the above initiatives will result in, among other things, a more interactive Board, and one that is engaged more deeply in the business through the increased and expanded use of its committees that are smaller in number of members. The Board confirms its commitment to provide responsible governance and exercise of authority on behalf of shareholders, customers and employees.

  2002 Annual Meeting

        Our Board of Directors currently has 14 members. Shareholders elect approximately one-third of the members of the Board annually. Directors are divided into three classes. Each class serves for three years.

        The terms of Paul W. Berezny, Carlos H. Cantu, Vincent C. Nelson, Charles W. Stair and Jonathan P. Ward will expire at the 2002 annual meeting. Each of these directors has been nominated to stand for reelection and to hold office until our 2005 annual meeting and until his successor is elected and qualified. At the Board meeting to be held on the date of the annual meeting, the Board intends to appoint Mr. Ward, our President and CEO, to serve as Chairman and CEO.

        The Board has appointed Jim L. Kaput and Sandra L. Groman as the proxy committee who will vote your shares on your behalf. Their names appear on the proxy card. These individuals intend to vote for the election of each of our five nominees unless you indicate on the proxy card or voting instructions that your vote is withheld from any or all of the nominees. The telephone and Internet voting procedures for record holders will include instructions on how to withhold your vote from any or all nominees. We expect that each nominee will be able to serve if elected as a director. However, if any nominee is not able to serve, the persons named as proxies may vote for another nominee chosen by our Board.

        The Board of Directors recommends a vote FOR the election of each of the named nominees as directors.

        We describe below the principal occupation and other information about our nominees and directors continuing in office.

    Nominees for Election to Term Expiring 2005

Paul W. Berezny
President, Berezny Investments, Inc., a real estate and development company, 1993 to present. He is a member of the Audit and Finance Committee. Class of 2002.
Age 67. Director since 1995.

Carlos H. Cantu
Retired Senior Chairman of ServiceMaster. He was Senior Chairman of ServiceMaster from December 1999 to June 2001. He served as President and Chief Executive Officer of ServiceMaster, January 1994 to October 1999. Mr. Cantu is a director of First Tennessee National Corporation, a bank holding company; and Exelon Corporation, an energy services company. He is a member of the Executive Committee. Class of 2002. Age 68. Director since 1988.

Vincent C. Nelson Business investor. Mr. Nelson is Chairman of the Governance and Nominating Committee and a member of the Audit and Finance Committee. Class of 2002. Age 60. Director since 1978.

Charles W. Stair
Retired Vice Chairman of ServiceMaster. He was Vice Chairman of ServiceMaster from May 1994 to December 1999. He is a member of the Governance and Nominating Committee. Class of 2002. Age 61. Director since 1986.

Jonathan P. Ward
President and Chief Executive Officer of ServiceMaster, February 2001 to present. Mr. Ward was President and Chief Operating Officer of R.R. Donnelley & Sons Company, a commercial printing company, October 1997 to January 2001; and Executive Vice President, Commercial Print Sector, January 1995 to October 1997. Mr. Ward is a director of J. Jill Group, Inc., a leading marketer of women's apparel and footwear. He is a member of the Executive Committee. Class of 2002. Age 47. Director since 2001.
Directors Continuing in Office

Herbert P. Hess
Chairman, North American Management Corporation, an investment management firm, November 2001 to present. Mr. Hess was Managing Director of Berents & Hess Capital Management, Inc., an investment management firm, from November 1991 to November 2001. He is Chairman of the Audit and Finance Committee and a member of the Executive Committee, the Governance and Nominating Committee and the Special Committee on Corporate Governance. During 2001, he was Chairman of the CEO Search Committee. Class of 2003.
Age 65. Director since 1981.

Michele M. Hunt
Founder and Executive Director of Visions and Values, a leadership and organizational development firm, 1995 to present. Author—Dream Makers, Putting Visions and Values to Work. From 1993 through 1995, Ms. Hunt served the Clinton Administration as Executive Director of the Federal Quality Institute. During the period from July 1990 to July 1993, she served as Corporate Vice President for People and Quality for Herman Miller, Inc., an office furniture manufacturer. Ms. Hunt is a member of the Executive Committee. Class of 2003. Age 52. Director since 1995.

Dallen W. Peterson Retired Chairman, Merry Maids Limited Partnership. He is a member of the Audit and Finance Committee. Class of 2003. Age 65. Director since 1995.

David K. Wessner
President and Chief Executive Officer of Park Nicollet Health Services, an integrated healthcare delivery system, July 1998 to present. From August 1994 to July 1998, he served as Executive Vice President, HealthSystem Minnesota. He is Chairman of the Compensation and Leadership Development Committee and a member of the Executive Committee, the Governance and Nominating Committee and the Special Committee on Corporate Governance. Class of 2003. During 2001, he was a member of the CEO Search Committee. Age 50. Director since 1987.

Lord Griffiths of Fforestfach
International advisor to Goldman, Sachs & Co., an investment banking firm, 1991 to present. He was made a life peer at the conclusion of his service to the British Prime Minister during the period 1985 to 1990. Lord Griffiths is a director of Times Newspapers Holding Ltd., a newspaper company; English, Welsh and Scottish Railways, a railroad company; Herman Miller, Inc., an office furniture manufacturer; and Westminster Health Care, London, England, a healthcare company. He is Chairman of the Special Committee on Corporate Governance and a member of the Executive Committee, the Compensation and Leadership Development Committee and the Governance and Nominating Committee. Class of 2004. Age 60. Director since 1992.

Sidney E. Harris
Dean, Robinson College of Business, Georgia State University, 1997 to present. From July 1987 to July 1997, Dr. Harris was Professor of Management at the Peter F. Drucker Graduate School of Management at the Claremont Graduate School; and he was Dean of the Graduate School of Management, September 1991 to July 1996. Dr. Harris is a director of Transamerica Investors, Inc., an investment management company; Total System Services, Inc., a credit/debit card processor; and AirGate PCS, Inc., a Sprint PCS affiliate. He is a member of the Executive Committee, the Audit and Finance Committee, the Compensation and Leadership Development Committee and the Special Committee on Corporate Governance. During 2001, he was a member of the CEO Search Committee. Class of 2004. Age 52. Director since 1994.

James D. McLennan
Chairman and Chief Executive Officer of McLennan Company, a full-service real estate company, 1998 to present. Mr. McLennan was President of McLennan Company from 1987 to 1998. Mr. McLennan is a director of The Loewen Group, Inc., a funeral service company; and the Advocate Charitable Foundation which is a part of Advocate Health Systems, a healthcare company. He is a member of the Audit and Finance Committee. Class of 2004. Age 65. Director since 1986.

C. William Pollard
Chairman of the Board of Directors, 1990 to present. He served as Chief Executive Officer of ServiceMaster from October 1999 to February 2001, and May 1983 to December 1993. Mr. Pollard is a director of Herman Miller, Inc., an office furniture manufacturer; and UnumProvident Corporation, an insurance company. He is Chairman of the Executive Committee. Class of 2004. Age 63. Director since 1977.

Donald G. Soderquist
Former Senior Vice Chairman, Wal-Mart Stores, Inc., the world's largest retailer, January 1999 to August 2000. Prior to January 1999, he was Vice Chairman and Chief Operating Officer of Wal-Mart Stores, Inc. Mr. Soderquist is a director of Wal-Mart Stores, Inc. He is a member of the Executive Committee, the Governance and Nominating Committee and the Compensation and Leadership Development Committee. During 2001, he was a member of the CEO Search Committee. Class of 2004. Age 68. Director since 2000.

Board and Committee Governance

        Our business is managed under the direction of the Board of Directors. It has responsibility for establishing broad corporate policies and for the overall performance of ServiceMaster. The Board is kept advised of ServiceMaster's business through regular written reports and analyses and discussions with the Chairman, President and CEO and other officers. The Board limits membership of the Audit and Finance Committee, Compensation and Leadership Development Committee and Nominating and Governance Committee to non-employee directors.

        During 2001 the Board of Directors met six times. The Board has four standing committees. The Audit and Finance Committee met ten times, the Compensation and Leadership Development Committee met six times, the Executive Committee met four times, and the Nominating and Governance Committee met one time. All directors attended 75 percent or more of the meetings of the Board and standing committees on which they served in 2001.

        Audit and Finance Committee.    The Audit and Finance Committee's primary purpose with regard to its audit function is to assist the Board in its oversight responsibilities to shareholders, potential shareholders and the investment community regarding the quality and integrity of the financial reports and the underlying structure of ServiceMaster. The Committee:

  •
  Recommends to the Board the annual selection of our independent auditors.

  •
  Reviews:

    (1)
    the scope of the auditors' annual audit for the upcoming year;

    (2)
    ServiceMaster's accounting principles, policies and practices, and the reporting policies with the independent auditors and management;

    (3)
    the results of the annual audit with our independent auditors; and

    (4)
    the adequacy of the accounting, financial and operating controls of ServiceMaster with our independent auditors and management.

  •
  Exercises responsibilities and duties as set forth in the Audit and Finance Committee's Charter and Operating Guidelines.

        With regard to its finance function, the Committee:

  •
  Exercises responsibilities for certain financial matters.

  •
  Reviews financial reports and analyses and makes recommendations on financial matters to the Board.

        Compensation and Leadership Development Committee.    The Compensation and Leadership and Development Committee has overall responsibility for periodically reviewing the compensation of the CEO and members of senior management, including annual and long-term compensation. The Committee has the authority to adopt rules and guidelines and to make final administrative determinations in connection with ServiceMaster's annual incentive bonus plan, long-term performance award plan and stock option plans. The Committee conducts the performance and development review of the CEO and performance reviews of the other senior management, as well as succession planning.

        Governance and Nominating Committee.    The Governance and Nominating Committee recommends individuals for election to the Board at each annual meeting of shareholders and individuals to be elected to fill any vacancy on the Board. The Committee will consider individuals recommended by shareholders as nominees for election to the Board, provided that nominations by shareholders are made in accordance with the procedures contained in our Bylaws. See "Shareholder Proposals and Other Business". The Committee also recommends in conjunction with the Chairman of the Board, appointments to Committees of the Board and the Chairman of this Committee serves with the Chairman of the Board in the process of conducting performance reviews of directors.

        Executive Committee.    The Executive Committee may meet instead of the full Board on all matters except for those matters reserved for the Board by law or our Bylaws.

        CEO Search Committee.    In 2000, the Board formed a CEO Search Committee comprised of Herbert P. Hess, as Chairman, Sidney E. Harris, Donald G. Soderquist and David K. Wessner. On February 12, 2001, Jonathan P. Ward became President and Chief Executive Officer of ServiceMaster and the CEO Search Committee was dissolved. During 2001, the CEO Search Committee met three times.

        Special Committee on Corporate Governance.    In October 2001, the Board formed a Special Committee on Corporate Governance comprised of Brian Griffiths, as Chairman, Sidney E. Harris, Herbert P. Hess and David K. Wessner. A description of this Committee's work is set forth above under "Election of Directors". The Special Committee on Corporate Governance met six times in 2001.

Compensation of Directors

  Fees and Expenses

        In 2001, we paid each non-employee director compensation for service as a director as follows:

  •
  an annual retainer of $15,000;

  •
  $3,000 for each Board and committee meeting attended;

  •
  $1,000 for each Board and committee conference call; and

  •
  a discretionary stock option grant for 15,000 shares.

        In 2001, the total amount we paid each non-employee director for service as a director was as follows: Paul W. Berezny, $46,000; Brian Griffiths, $51,000; Sidney E. Harris, $89,000; Herbert P. Hess, $103,750; Michele M. Hunt, $39,000; James D. McLennan, $52,000; Vincent C. Nelson, $56,000; Dallen W. Peterson, $41,000; Donald G. Soderquist, $66,000; Charles W. Stair, $15,500; and David K. Wessner, $86,250.

        Mr. Hess' total includes a $15,000 retainer for serving as Chairman of the CEO Search Committee and $5,000 retainer for serving as Chairman of the Audit and Finance Committee. Mr. Wessner's total includes a $5,000 retainer for serving as Chairman of the Compensation and Leadership Development Committee. Mr. Griffiths' total does not include $12,000 we paid him for providing consulting services to ServiceMaster in connection with our non-U.S. operations. We also paid Mr. Stair, our retired Vice Chairman, $12,000 during 2001 for consulting services. This arrangement was terminated on June 30, 2001.

        The compensation of Messrs. Cantu, Pollard and Ward is described under, "Agreements with Officers and Directors". We did not pay Messrs. Cantu, Pollard and Ward any additional compensation for serving as a director. We reimburse our directors for the expenses of attending Board, committee and shareholder meetings.

  Directors Options

        Directors may elect to participate in the elective options program in the 2001 Directors Stock Plan in lieu of receiving all or a portion of their annual retainer and meeting fees. In 2001, a total of 23,373 elective options was granted to three non-employee directors. The elective option grants have the following features:

  •
  up to $42,000 of a director's retainer and meeting fees may be used to purchase elective options per year;

  •
  the exercise price of each elective option is 85% of the fair market value of our common stock on the grant date;

  •
  the number of shares granted is determined by dividing the retainer and meeting fees by 15% of the fair market value of our common stock on the grant date; and

  •
  each elective option has a ten-year term and is immediately exercisable.

        The Board may also grant discretionary options to directors. The grant or exercisability of all or a part of a discretionary option is determined by the Board and may be subject to the satisfaction of performance measures. The exercise price of each discretionary option equals the fair market value of our common stock on the grant date. On April 27, 2001, the Board granted each non-employee director 15,000 discretionary options. A total of 180,000 discretionary options was granted to twelve non-employee directors. Each discretionary option has the following features:

  •
  an exercise price of $10.02;

  •
  becomes exercisable in 3,000 share increments on each April 27 through 2005;

  •
  expires April 26, 2008; and

  •
  becomes fully exercisable upon a change in control.

  Deferred Compensation Plan

        Non-employee directors may elect to defer the receipt of their annual retainer and meeting fees until a later date. Participating directors may invest their deferred amounts in two ways: (1) in a cash account that earns interest based on our average five-year borrowing rate or (2) in a common stock equivalent account that we value based on the fair market value of our common stock on the purchase date. In 2001, a total of $131,966 was deferred by three directors.

  Certain Relationships

        Mr. Donald G. Soderquist is Mr. C. William Pollard's brother-in-law.

Independent Auditors

        In consideration of the general concern in the marketplace regarding auditor independence, we are taking action to eliminate a potential conflict of interest with respect to our independent auditors by separating our provider of audit services from tax and other consulting services. We expect to retain Arthur Andersen LLP to provide tax services in 2002 and desire the ability to retain them for additional consulting services. As a result, we are in the process of evaluating other providers of independent audit services. We expect to complete our selection in the second quarter of 2002.

        Arthur Andersen served as our independent auditors for 2001. Representatives of Arthur Andersen will be present at the annual meeting. The representatives will be given the opportunity to make a statement, if they wish, and to respond to appropriate questions.

Audit and Finance Committee Report

        The Audit and Finance Committee operates under the Charter and Operating Guidelines adopted by the Board of Directors. The Board has determined all members of the Committee are independent as defined under the listing standards of the New York Stock Exchange.

        In accordance with the Charter and Operating Guidelines, the Committee meets periodically with financial management and the independent auditors of ServiceMaster to review the accounting principles, policies and practices. The Committee also reviews with the independent auditors and management the accounting, financial and operating controls of ServiceMaster. The Committee reviews fees and non-audit engagements of the independent auditors. The performance of the independent auditors and the internal auditors is reviewed and appraised by the Committee. The Committee also reviews the scope of audits as well as the annual audit plan. Each year the Committee recommends to the Board the selection of the firm of independent auditors to audit the accounts and records of ServiceMaster and our subsidiaries. The Committee met ten times in 2001.

        The Committee wishes to report that it has reviewed and discussed with management ServiceMaster's consolidated financial statements for the year ended December 31, 2001. The Committee has discussed with Arthur Andersen LLP, our independent auditors for 2001, the matters required to be discussed by Statement on Auditing Standards No. 61. The Committee has also received the written disclosure and the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1 and has discussed with Arthur Andersen LLP their independence. Based on the foregoing reviews and discussions, the Committee has recommended to the Board that ServiceMaster's consolidated financial statements for the year ended December 31, 2001 be included in our Annual Report on Form 10-K.

        The Committee has also considered whether the provision of the non-audit services listed below is compatible with maintaining the independence of Arthur Andersen LLP.

        Audit Fees.    The audit fees billed to ServiceMaster by Arthur Andersen LLP for the year ended December 31, 2001 totaled $605,000.

        Financial Information Systems Design and Implementation Fees.    There were no fees billed by Arthur Andersen LLP for the year ended December 31, 2001 relating to financial information systems design and implementation.

        All Other Fees.    All other fees billed to ServiceMaster by Arthur Andersen LLP for the year ended December 31, 2001 totaled $4,118,800. All other fees included business process consulting, tax planning and advice, consultation on various accounting issues and foreign statutory and employee benefit plan audits.

Audit and Finance Committee
Herbert P. Hess, Chairman Paul W. Berezny Sidney E. Harris James D. McLennan Vincent C. Nelson Dallen W. Peterson

Ownership of our Common Stock

        This table shows how many shares of ServiceMaster common stock certain individuals and entities beneficially owned on March 6, 2002, unless otherwise noted. These individuals and entities include: (1) owners of more than 5% of our outstanding common stock, (2) our current directors, (3) the six executive officers named in the Summary Compensation Table, and (4) all current directors and executive officers as a group. A person has beneficial ownership over shares if the person has voting or investment power over the shares or the right to acquire that power within 60 days. Investment power means the power to direct the sale or other disposition of the shares. Each person has sole voting and investment power over the shares, except as we describe below.

Name of Beneficial Owner	Number of Shares Owned(1)	Percentage of Class(%)	Common Stock Equivalents(2)
Southeastern Asset Management, Inc. (3)	27,438,700	9.10	0
Capital Research and Management Company (4)	22,006,533	7.30	0
Ariel Capital Management, Inc. (5)	15,856,693	5.26	0
Paul W. Berezny (6)	1,425,840	*	1,289
Carlos H. Cantu (7)	3,550,450	1.18	0
Brian Griffiths	112,753	*	730
Sidney E. Harris	79,467	*	9,298
Herbert P. Hess	299,723	*	77,194
Michele M. Hunt	29,861	*	0
Donald K. Karnes (8)	1,956,908	*	0
James D. McLennan	99,772	*	3,208
Ernest J. Mrozek	980,427	*	3,076
Vincent C. Nelson (9)	795,705	*	0
Dallen W. Peterson	2,166,201	*	3,183
C. William Pollard (10)	1,829,540	*	46,239
Steven C. Preston	580,523	*	39,482
Phillip B. Rooney (11)	1,097,831	*	249,683
Donald K. Soderquist (12)	5,784	*	0
Charles W. Stair (13)	1,013,594	*	0
Jonathan P. Ward (14)	679,421	*	0
David K. Wessner (15)	1,257,993	*	46,518
All directors and executive officers as a group (21 persons)	19,198,691	6.40	479,900
*Less than one percent.

(1)	Includes shares which the named directors or executive officers have the right to acquire prior to May 5, 2002 through the exercise of stock options as follows: Mr. Berezny, 85,930 shares; Mr. Cantu, 603,750 shares; Mr. Griffiths, 112,753 shares; Mr. Harris, 77,781 shares; Mr. Hess, 71,911 shares; Ms. Hunt, 29,861 shares; Mr. Karnes, 229,330 shares; Mr. McLennan, 70,048 shares; Mr. Mrozek, 594,270 shares; Mr. Nelson, 24,375 shares; Mr. Peterson, 24,375 shares; Mr. Pollard, 787,039 shares; Mr. Preston, 567,054 shares; Mr. Rooney, 665,088 shares; Mr. Soderquist, 3,000 shares; Mr. Stair, 18,000 shares; Mr. Ward, 633,605 shares; and Mr. Wessner, 66,543 shares.
(2)
Represents common stock equivalents under the Director's Deferred Fees Plan as of December 31, 2001, the ServiceMaster Deferred Compensation Plan as of February 28, 2002, the ServiceMaster 1998 Long-Term Performance Award Plan as of February 28, 2002 and the ServiceMaster 2001 Long-Term Performance Award Plan as of February 28, 2002.

(3)
Southeastern Asset Management, Inc. is an investment advisor located at 6410 Poplar Avenue, Suite 900, Memphis, Tennessee 38119. According to its Schedule 13G filed with the Securities and Exchange Commission, as of December 31, 2001, it has sole voting power as to 21,438,700 shares, no voting power as to 5,974,400 shares, sole investment power as to 27,341,100 shares and no investment power as to 72,000 shares.
(4)
Capital Research and Management Company is an investment advisor located at 333 South Hope Street, Los Angeles, California 90071. According to its Schedule 13G filed with the Securities and Exchange Commission, as of December 31, 2001, it does not have voting power as to any shares and it has sole investment power as to 20,617,300 shares.
(5)
Ariel Capital Management, Inc. is an investment advisor located at 200 E. Randolph Drive, Suite 2900, Chicago, Illinois 60601. According to its Schedule 13G filed with the Securities and Exchange Commission, as of December 31, 2001, it has sole voting power as to 20,000,108 shares and sole investment power as to 21,991,483 shares.
(6)
Includes 502,700 shares as to which Mr. Berezny has shared voting and sole investment power, and 698,579 shares as to which he has shared voting and investment power. Mr. Berezny disclaims beneficial ownership of 61,192 shares.
(7)
Includes 1,125,013 shares as to which Mr. Cantu has shared voting and sole investment power, and 1,162,595 shares as to which he has shared voting and investment power. Mr. Cantu disclaims beneficial ownership of 11,523 shares.
(8)	Includes 1,718,872 shares as to which Mr. Karnes has shared voting and shared investment power.
(9)	Includes 728,210 shares as to which Mr. Nelson has shared voting and investment power. Mr. Nelson disclaims beneficial ownership of 371,002 shares.
(10)	Includes 442,046 shares as to which Mr. Pollard has shared voting and investment power. Mr. Pollard disclaims beneficial ownership of 34,426 shares.
(11)	Includes 13,500 shares as to which Mr. Rooney has shared voting and investment power.
(12)	Includes 729 shares as to which Mr. Soderquist has shared voting and sole investment power.
(13)	Includes 48,700 as to which Mr. Stair has shared voting and investment power. Mr. Stair disclaims beneficial ownership of 107,575 shares.
(14)	Mr. Ward has the right to acquire 40,000 shares through the conversion of two debentures.
(15)
Includes 275,832 shares as to which Mr. Wessner has sole voting and shared investment power, and 637,466 shares as to which Mr. Wessner has shared voting and investment power. Mr. Wessner disclaims beneficial ownership of 545,620 shares.

Compensation and Leadership Development Committee Report on Executive Compensation

        The Compensation and Leadership Development Committee has overall responsibility for determining the total compensation of ServiceMaster's executive officers as well as administering the annual incentive compensation, long-term performance award, and stock option plans. The Committee is comprised of four independent directors and no member of the Committee is a current or former employee of ServiceMaster or participates in any of the executive compensation programs.

  Objectives

        The compensation plans are designed to:

  •
  attract, motivate and retain the highest caliber executives;
  •
  align the interests of executive officers with those of the shareholders through the use of equity-based incentive awards that link a significant portion of compensation to stock performance; and
  •
  emphasize the relationship between pay and performance by placing a significant portion of compensation at risk and subject to the achievement of financial goals and other critical objectives.

        To meet these objectives, the Committee considers objective and subjective factors in making pay decisions for our executive officers. These factors include competitive pay practices, historical compensation levels, and individual performance. Companies used for executive compensation pay comparison purposes include a broad group of companies similar in size to ServiceMaster. These companies include some of the companies contained in the Standard & Poor's service peer group used in the performance graph.

  Executive Officer Compensation Components

        For 2001, the compensation package for executive officers consisted primarily of the following components:

  •
  base salary;
  •
  annual incentive compensation under our Additional Provisional Compensation ("APC") plan;
  •
  awards under our Long-Term Performance Award ("LTPA") plan; and
  •
  stock options.

  Total Compensation

        Total compensation is comprised of both annual and long-term compensation. Annual compensation consists of base salary and at-risk APC and LTPA compensation. For executive officers, more than 50% of annual compensation is at-risk. Long-term compensation consists of stock options which tie executive officers' long-term economic interest directly to those of the shareholders and encourages them to own and hold ServiceMaster stock.

        In designing total compensation, base salaries are targeted at or below the median of comparable companies. When ServiceMaster achieves its performance targets for its APC plan, base salary and APC compensation will be equal to or slightly above the fiftieth percentile. When ServiceMaster achieves its performance targets for its APC plan and consistently achieves its performance targets for its LTPA plan, total compensation (base salary, APC and LTPA compensation) is targeted to be at or be slightly above the seventh-fifth percentile for comparable companies.

  Base Salary

        The Committee reviews each executive officer's salary taking into consideration comparable market data for similar positions, as provided by an independent outside consultant. The Committee also considers the executive's, the business unit's and ServiceMaster's performance. The base salary for the

Chief Executive Officer is approved by the Board of Directors based on the recommendation of the Compensation and Leadership Development Committee.

  Annual Incentive Compensation

        Annual incentive compensation is awarded under the APC plan, as approved by ServiceMaster's shareholders in 1998. APC provides for annual incentive compensation based upon the extent to which ServiceMaster and/or individual business units have achieved their budget targets established at the beginning of the year. The percentage awarded to an executive can range from 0% up to 120% of base salary. In the case of the Chief Executive Officer, the percentage awarded can be up to 175% of base salary. No APC is earned if less than 80% of the budgeted target is achieved.

  Long-Term Performance Award Plan

        Under the LTPA plan, awards are based on achieving pre-established targets. The total target award for all participants in 2001 was 1.99% of pre-tax income based on the current year's results using the following two factors: (1) achieving greater than 80% of budgeted pre-tax income from continuing operations; and (2) the three-year average net income, after deducting the cost of capital, is greater than zero. If ServiceMaster achieves less than 80% of the budgeted pre-tax income from continuing operations the amount earned is zero. If the three-year average net income after deducting the cost of capital is zero or below, then the amount earned is zero.

        For administrative purposes, each participant's account has an initial credit amount equal to the participant's 2001 target award. This credit is designed to reduce the possibility of a payout that is substantially below or above the target award for any one particular year. Each year, the amount earned is calculated and credited to the participant's account. The participant's payout equals 40% of the participant's account balance. The remaining balance is carried over to the following year. In no circumstances will the initial credit be paid to a participant and no account balance can fall below the initial credited amount as a result of a payout. If a calculated payout would otherwise reduce the balance below the initial credited amount, the payout is reduced to an amount that maintains the initial credited amount. Superior financial performance, if sustained over time, can result in a payout above the target award for a particular year. Conversely, sustained poor financial performance can result in a payout below the target award for a particular year.

  Stock Options

        Stock options are the key element of the long-term compensation program. The number of stock options granted is based on the executive officer's position, experience and performance. Option grants are generally made to executive officers once a year. The options have an exercise price equal to the fair market value of a share of common stock on the grant date and become exercisable over a five-year period. The 2001 options have a term of seven years.

        In 2000, ServiceMaster entered into a joint venture with Kleiner, Perkins, Caufield & Byers to develop an Internet company, WeServeHomes.com, a consolidated subsidiary of ServiceMaster. In order to align ServiceMaster's executive officers' interests with the success of WeServeHomes, in 2000 (2001 in the case of Mr. Ward) the Board of Directors of WeServeHomes granted stock options to ServiceMaster's executive officers. On December 26, 2001, ServiceMaster purchased the interest of Kleiner, Perkins, Caufield & Byers in WeServeHomes. On January 11, 2002, WeServeHomes merged with a wholly owned subsidiary of ServiceMaster. As a result of that merger, each WeServeHomes option was converted into a ServiceMaster option at a ratio of 55.48 to 1 with an exercise price of $13.87, the fair market value of our common stock on the date of conversion.

  Chief Executive Officer

        Mr. Pollard served as Chief Executive Officer from October 1999 to February 2001. The 2001 base salary for Mr. Pollard was $600,000, which was the same as his salary in 2000. Mr. Pollard did not participate in either the APC or the LTPA plan for 2001 and, accordingly, Mr. Pollard did not earn any APC or LTPA compensation. Mr. Pollard was granted an option to purchase 250,000 shares of common stock at an exercise price of $10.52 in 2001.

        Mr. Ward has served as Chief Executive Officer since February 2001. Pursuant to Mr. Ward's employment agreement, his 2001 base salary was $700,000.

        Under Mr. Ward's leadership, ServiceMaster reviewed its portfolio of businesses in 2001. The review resulted in the Board approving the sale of our Management Services business for $800 million, which was completed in November 2001. ServiceMaster also sold its continental Europe pest control business in October 2001 for $101 million. In addition, ServiceMaster sold its LandCare construction and employer services businesses. Mr. Ward has also been instrumental in launching ServiceMaster's implementation of our Six Sigma quality initiative, our initiatives designed to improve customer satisfaction, and our initiative to become an employer of choice. Through ServiceMaster's business support center initiative, Mr. Ward has led management to review the role of our corporate center in order to identify opportunities with respect to management processes, such as talent and performance management, and support processes, such as purchasing, real estate, fleet and risk management.

        The successful implementation of these initiatives are part of the framework for transforming ServiceMaster into America's Home Service Company by among other things: reinvigorating the culture; raising our organizational capability; building problem solving methodology; identifying drivers of customer and employee loyalty that impact financial results in alignment with the service profit chain model; maximizing scale and skills across the business; and improving marketing effectiveness.

        Pursuant to Mr. Ward's employment agreement, his minimum annual incentive compensation for 2001 was $1,050,000, with an opportunity to earn up to $1,225,000. Based upon Mr. Ward's employment agreement and his leadership, accomplishments and implementation of the above-described initiatives, the Compensation and Leadership Development Committee approved the minimum $1,050,000 in annual incentive compensation for 2001. Mr. Ward's target LTPA award was $567,000 for 2001. As a result of achieving 80% of targeted pre-tax income from continuing operations and achieving an average net income that exceeded the cost of capital, the amount earned by Mr. Ward in 2001 was $456,000, which was credited to his account balance. Mr. Ward received a payout equal to 40% of his account balance, or $409,200. In connection with Mr. Ward's agreement to become our President and CEO, Mr. Ward was granted an option to purchase 1,630,000 shares of common stock at an exercise price of $10.50 per share in 2001.

  Million Dollar Cap

        Section 162(m) of the Internal Revenue Code limits ServiceMaster's ability to deduct from its income compensation in excess of $1,000,000 paid to our named executive officers. The limitation does not apply to qualified performance-based compensation, provided that certain conditions are satisfied, including the attainment of performance goals approved by our shareholders. APC, LTPA and stock option plans allow for qualified performance-based compensation, nevertheless, the Compensation and Leadership Development Committee retains the discretion it deems necessary to compensate executive officers in a manner commensurate with performance and competitive compensation levels even if as a result ServiceMaster is unable to deduct from its income all of the compensation paid to an executive officer.

Compensation and Leadership Development Committee
David K. Wessner, Chairman Brian Griffiths Sidney E. Harris Donald G. Soderquist

Executive Compensation

        This table summarizes the compensation of the named executive officers in 2001, 2000 and 1999:

Summary Compensation Table

		Annual Compensation				Long-Term Compensation
						Awards	Payouts
	Year	Salary($)	Bonus($)			Securities Underlying Options(#)(2)	All Other Compensation($)(3)
Name and Principal Position			APC		LTPA(1)
C. William Pollard Chairman (Chief Executive Officer through February 2001)	2001 2000 1999	600,000 600,000 475,000	0 0 308,750		0 134,088 370,854	250,000 3,605 929,674	4,420 4,420 4,160
Jonathan P. Ward President and Chief Executive Officer (February 2001 to present)	2001	700,000	1,050,000		409,200	1,633,605	32,011
Donald K. Karnes President, TruGreen Segment	2001 2000 1999	435,000 400,000 320,000	0 0 384,000		265,980 92,218 299,076	0 127,163 328,962	2,210 2,240 4,480
Ernest J. Mrozek President, Consumer and Commercial Services	2001 2000 1999	450,000 380,000 320,000	337,500 294,000 384,000		286,440 93,543 299,076	250,000 177,163 143,370	4,420 4,760 4,480
Steven C. Preston Executive Vice President and Chief Financial Officer	2001 2000 1999	425,000 350,000 290,000	355,000 0 278,500	(4)	286,440 92,218 358,891	250,000 202,523 325,158	4,420 2,210 2,080
Phillip B. Rooney Executive Vice President	2001 2000 1999	525,000 525,000 466,667	393,750 0 425,000		302,808 112,107 420,202	400,000 176,442 508,980	14,091 4,420 9,737

(1)
Under our 2001 Long-Term Performance Award Plan, payouts are made (or credited, if a participant elects to defer payment pursuant to our deferred compensation plan) in cash. The total amount payable each year is determined by the performance of ServiceMaster with respect to achieving 80% of targeted pre-tax income from continuing operations and if the three-year average net income after deducting the cost of capital is greater than zero.

(2)
Pursuant to the merger on January 11, 2002 of WeServeHomes into a wholly owned subsidiary of ServiceMaster, the incentive options to purchase WeServeHomes common stock granted in 2000 (2001 to Mr. Ward) in connection with the named executive officers' purchase of series B convertible preferred stock of WeServeHomes were converted into incentive options to purchase ServiceMaster common stock at an exercise price of $13.87 per share as follows: Mr. Pollard, 3,605 shares; Mr. Ward, 3,605 shares; Mr. Karnes, 2,163 shares; Mr. Mrozek, 2,163 shares; Mr. Preston, 2,523 shares; and Mr. Rooney, 1,442 shares. These options are reflected in the table. For more information about the purchase of series B convertible preferred stock, see "Certain Transactions—WeServeHomes.com".

(3)
All other compensation for 2001 consists of ServiceMaster contributions under our 401(k) plan and deferred compensation plan (Mr. Pollard, $4,420; Mr. Ward, $4,420; Mr. Karnes, $2,210; Mr. Mrozek, $4,420; Mr. Preston, $4,420; and Mr. Rooney, $4,420) and ServiceMaster-match ESPP contributions (Mr. Ward $4,375, and Mr. Rooney $9,671). Also includes $25,426 of imputed interest income on a loan to Mr. Ward.

(4)
Includes $100,000 as a transaction bonus in connection with the sale of our Management Services business on November 30, 2001.

        The following table contains information about stock option grants made to the named executive officers in 2001.

Option Grants in 2001

Name	Number of Securities Underlying Options Granted(#)(1)		% of Total Options Granted to Employees in 2001	Exercise Price ($/Sh)	Expiration Date	Grant Date Value($)(2)
C. William Pollard	250,000		5.0	10.52	03/15/08	530,000
Jonathan P. Ward	1,630,000 3,605	(3)	32.6 2.5	10.50 13.87	01/08/11 02/27/07	4,698,700 12,500
Donald K. Karnes	—		—	—	—	—
Ernest J. Mrozek	250,000		5.0	10.52	03/15/08	530,000
Steven C. Preston	250,000		5.0	10.52	03/15/08	530,000
Phillip B. Rooney	150,000 250,000	(4)	3.0 5.0	10.52 12.524	03/15/08 12/06/08	318,000 712,500

(1)
Each option has an exercise price per share equal to the fair market value of the common stock on the grant date. Each option becomes exercisable in 20% increments on each anniversary grant date with each option becoming fully exercisable on the fifth anniversary of the grant date. Each option becomes fully exercisable upon a change in control.

(2)
In accordance with Securities and Exchange Commission rules, we have used the Black-Scholes option pricing model to estimate the grant date present value of the ServiceMaster options set forth in this table. Our use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the stock price. The real value of the options in this table depends upon the actual changes in the market price of stock during the applicable period. We made the following assumptions when calculating the grant date present value of ServiceMaster options: the option will be exercised after six years, volatility of 30.7%, annual dividend yield of 3.7% and an interest rate of 4.8%.

(3)
Represents an incentive option to purchase WeServeHomes common stock that was converted on January 11, 2002 into an incentive option to purchase ServiceMaster common stock. The option is 100% exercisable at the time of grant, and the underlying common stock is subject to repurchase rights in the event of termination of employment that lapse over a four-year period. The repurchase rights lapse upon a change in control.

(4)
Represents an option to purchase ServiceMaster common stock granted in lieu of receiving a transaction bonus in connection with the sale of our Management Services business on November 30, 2001. The option has an exercise price per share equal to the fair market value of the common stock on the grant date. The option becomes exercisable in increments of 50,000 shares on each anniversary grant date with the option becoming fully exercisable on the fifth anniversary of the grant date. The option becomes fully exercisable upon a change in control.

Aggregated Option Exercises in 2001
and Year-End 2001 Option Values

Name	Shares Acquired on Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options at 12/31/01 Exercisable/Unexercisable(#)(1)	Value of Unexercised In-the-Money Options at 12/31/01 Exercisable/Unexercisable($)(2)
C. William Pollard	0	0	650,789/982,490	1,354,645/2,203,602
Jonathan P. Ward	0	0	383,605/1,250,000	1,254,000/4,125,000
Donald K. Karnes	0	0	198,005/370,995	481,012/989,151
Ernest J. Mrozek	0	0	456,520/569,946	1,308,733/1,795,601
Steven C. Preston	0	0	422,554/737,627	814,370/2,176,692
Phillip B. Rooney	0	0	510,338/1,006,934	445,263/2,108,923

(1)
Includes incentive options to purchase WeServeHomes common stock that were converted on January 11, 2002 into incentive options to purchase ServiceMaster common stock.

(2)
Based on the closing price of ServiceMaster common stock of $13.80 on December 31, 2001.

Equity Compensation Plan Information

        The following table contains information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our equity compensation plans as of December 31, 2001.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(#)		Weighted average exercise price of outstanding options, warrants and rights($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in second column)(#)
Equity compensation plans approved by shareholders(1)	28,625,257		11.8220	10,238,550
Equity compensation plans not approved by shareholders	280,571	(2)	13.8700	0
Total	28,905,828			10,238,550

(1)
In connection with various mergers, ServiceMaster assumed the following options: 5,652 under the 1990/1993 VHA Long-Term Care Option Plan, 500,082 under the 1996 Incentive Plan of American Residential Services, Inc. and 480,110 under the LandCare USA, Inc. 1998 Long-Term Incentive Plan. Upon the acquisition of the respective companies, no additional options were granted.

(2)
Represents outstanding options as of January 11, 2002 under the WeServeHomes 2000 Stock Option/Stock Issuance Plan.

  WeServeHomes 2000 Stock Option/Stock Issuance Plan

        On January 11, 2002, WeServeHomes merged into a wholly owned subsidiary of ServiceMaster. As a result of the merger, ServiceMaster adopted the WeServeHomes 2000 Stock Option/Stock Issuance Plan. This plan has not been submitted to our shareholders for approval. As of January 11, 2002, options to acquire 280,571 shares were outstanding under this plan. No further grants will be made under the plan.

        As a result of the merger, each WeServeHomes option was converted into a ServiceMaster option at a ratio of 55.48 to 1 with an exercise price of $13.87, the fair market value of our common stock on the date of conversion. Each option granted under the plan was an incentive stock option. Each option was 100% exercisable at the time of grant, and the underlying common stock is subject to repurchase rights in the event of termination of employment that lapse over a four-year period. The repurchase rights lapse upon a change in control.

Agreements with Officers and Directors

  Jonathan P. Ward

        On February 12, 2001, Jonathan P. Ward became the President, Chief Executive Officer and a director of ServiceMaster. Mr. Ward also became a member of the Executive Committee of our Board. Mr. Ward and ServiceMaster have entered into an employment agreement. Mr. Ward receives an annual salary of not less than $700,000. Mr. Ward's annual bonus target is 150% of his salary. Pursuant to his employment agreement, Mr. Ward was granted 1,000 participation units under our 2001 Long-Term Performance Award Plan.

        When Mr. Ward joined ServiceMaster, he was granted an option to purchase 1,630,000 shares of common stock at an exercise price of $10.50 per share. This option was exercisable as to 380,000 shares as of the January 9, 2001 grant date of the option, and becomes exercisable as to an additional 250,000 shares on December 31 in each of the years 2001 through 2005.

        Mr. Ward also purchased from ServiceMaster a 5.50% convertible debenture due January 9, 2011, with a face value of $1,050,000. ServiceMaster financed the purchase of the debenture with a 5.50% full recourse loan of $1,050,000 to Mr. Ward. This loan is due on January 9, 2011. Upon exercise of an option granted by ServiceMaster to Mr. Ward in connection with his agreement to join ServiceMaster, Mr. Ward purchased a second 5.50% convertible debenture due May 10, 2011, with a face value of $1,083,000. ServiceMaster financed 50% of the purchase price of this second debenture with a 5.50% full recourse loan of $541,500 to Mr. Ward. This loan is due on May 10, 2011. Each debenture becomes convertible into 20,000 shares of common stock on December 31 in each of the years 2001 through 2005. The due date of each loan may be accelerated (1) by ServiceMaster after an event of default under the loan, (2) if the related debenture is redeemed by ServiceMaster after Mr. Ward's termination of employment for any reason other than death, retirement, disability, termination by ServiceMaster without cause, termination by Mr. Ward for good reason, or termination after a person owns at least 35% of our common stock, or (3) if the maturity date of the related debenture is accelerated by Mr. Ward after an event of default under the debenture. At March 1, 2002, the balance of the loan for the first debenture was $1,050,000 and the balance of the loan for the second debenture was $541,500.

        In connection with Mr. Ward's agreement to become our President and Chief Executive Officer, ServiceMaster loaned Mr. Ward $500,000. This loan is due upon the earlier of January 16, 2006 and, Mr. Ward's termination of employment for any reason. The maturity date of the loan may be accelerated by ServiceMaster after an event of default under the loan. This loan is full recourse and without interest. At March 6, 2002, the balance of this loan was $500,000.

        Additional information regarding Mr. Ward's compensation is included under "Compensation and Leadership Development Committee Report on Executive Compensation" and "Executive Compensation".

  C. William Pollard

        On November 20, 1980, ServiceMaster and C. William Pollard entered into a Deferred Compensation and Salary Continuation Agreement relating to Mr. Pollard's retirement from service as a full-time employee. That agreement was amended and restated on June 30, 1987. ServiceMaster and Mr. Pollard entered into an agreement as of April 24, 2001 relating to Mr. Pollard's retirement as Chairman of the Board and which amended and restated the prior agreement. Effective as of the date of the annual meeting, he has agreed to provide consulting services on various matters relating to the operation, administration and management of ServiceMaster. The agreement is effective until the date of Mr. Pollard's death.

        Mr. Pollard will receive an annual salary of $300,000. In the event Mr. Pollard predeceases his wife, ServiceMaster will pay Mrs. Pollard $200,000 annually until the date of her death. The agreement provides that if a change in control occurs while payments are being made pursuant to the agreement, ServiceMaster will purchase an insurance policy providing for the continuation of payments under the agreement or, at ServiceMaster's election, Mr. Pollard (or Mrs. Pollard if he predeceases her) will be entitled to receive a lump sum amount that is the actuarial equivalent of the aggregate amount payable to Mr. Pollard under the agreement had the change in control not occurred.

        Mr. Pollard will receive those employee benefits which ServiceMaster makes available to its executives, including but not limited to health benefits, an office and the services of a secretary, the use of an automobile and one club membership designated by Mr. Pollard. Under the agreement, each option to purchase common stock held by Mr. Pollard became fully exercisable and will expire on June 1, 2013. In exchange for these benefits, Mr. Pollard agreed to non-competition and non-solicitation restrictions.

  Phillip B. Rooney

        On November 30, 2001, we sold our Management Services business. Phillip B. Rooney served as President of Management Services. In order to maximize the sale price, we retained Mr. Rooney through an agreement with ServiceMaster and the remaining top executives of that business through agreements with our Management Services business. ServiceMaster and Mr. Rooney entered into a two-year employment agreement on November 30, 2001 with an automatic two-year renewal provision effective until Mr. Rooney reaches age 65 or a change in control of ServiceMaster occurs. Mr. Rooney receives an annual salary of not less than $525,000. Mr. Rooney's annual bonus target is 100% of his salary. Mr. Rooney receives those employee benefits which ServiceMaster makes available to its executives.

        On December 7, 2001, Mr. Rooney was granted an option to purchase 250,000 shares of common stock in lieu of receiving a transaction bonus in connection with our sale of the Management Services business on November 30, 2001. This option was granted at an exercise price of $12.524 per share and becomes exercisable as to 50,000 shares on each of the first five anniversaries of the grant date.

        In the event Mr. Rooney's employment is terminated by ServiceMaster without cause or by Mr. Rooney for good reason, ServiceMaster will pay Mr. Rooney until the later of age 63 and two years after the date of termination an amount equal to two times Mr. Rooney's highest base salary and two times his highest annual bonus during the twelve months prior to his termination. The amount payable is reduced pro rata if Mr. Rooney's employment is terminated after age 63.

  Carlos H. Cantu

        On June 1, 2001, ServiceMaster and Carlos H. Cantu, our former President and CEO, entered into an agreement as of April 24, 2001 where Mr. Cantu agreed to provide consulting services on various matters relating to the operation, administration and management of ServiceMaster. The agreement is effective until the date of Mr. Cantu's death.

        Mr. Cantu receives an annual salary of $300,000. In the event Mr. Cantu predeceases his wife, ServiceMaster will pay Mrs. Cantu $200,000 annually until the date of her death. The agreement provides that if a change in control occurs while payments are being made pursuant to the agreement, Mr. Cantu (or Mrs. Cantu if he predeceases her) will be entitled to receive a lump sum amount that is the actuarial equivalent of the aggregate amount payable to Mr. Cantu under the agreement had the change in control not occurred.

        Mr. Cantu receives those employee benefits which ServiceMaster makes available to its executives, including but not limited to health benefits, an office and the services of a secretary, the use of an automobile and one club membership designated by Mr. Cantu. Under the agreement, each option to purchase common stock held by Mr. Cantu became fully exercisable and will expire on November 9, 2008. In exchange for these benefits, Mr. Cantu agreed to non-competition and non-solicitation restrictions.

  Charles W. Stair

        On July 1, 2001, ServiceMaster and Charles W. Stair entered into an agreement where Mr. Stair agreed to provide consulting services relating to the management of ServiceMaster. The agreement is effective until the date Mr. Stair ceases to serve as a director of ServiceMaster.

        Mr. Stair is compensated in the same manner as a non-employee director of ServiceMaster. Mr. Stair receives those employee benefits which ServiceMaster makes available to its executives, including but not limited to health benefits and an office. In exchange for these benefits, Mr. Stair agreed to non-competition and non-solicitation restrictions.

  Change in Control Severance Agreements

        ServiceMaster has entered into Change in Control Severance Agreements with the following named executive officers: Jonathan Ward, Donald Karnes, Ernest Mrozek, Steven Preston and Phillip Rooney, and certain other officers. Mr. Pollard does not have a Change in Control Severance Agreement. These agreements were a result of a determination by the Board that it was in the best interests of ServiceMaster and its shareholders to secure the continued service, dedication and objectivity of its officers in the event of a possible change in control of ServiceMaster.

        A "change in control" includes (i) an acquisition by a person or group of 25% or more of ServiceMaster's common stock (other than an acquisition from or by ServiceMaster or by a ServiceMaster benefit plan), (ii) a change in a majority of the Board, (iii) the consummation of a reorganization, merger or consolidation or sale of substantially all of ServiceMaster's assets (unless stockholders receive 60% or more of the stock of the resulting company) or (iv) a liquidation or dissolution of ServiceMaster.

        Benefits are payable under the agreements only if a change in control has occurred and within two years after the change in control the officer's employment is terminated for any reason other than by ServiceMaster for cause, by the officer without good reason or upon the officer's death or disability. The benefits payable under the agreements with our named executive officers include a lump sum cash payment consisting of (i) three times the named executive officer's highest base annual salary during the prior 12 months, and (ii) three times the named executive officer's target annual bonus and target long-term performance award bonus for the year in which the change in control occurs. Each named executive officer would also be entitled to: (i) the named executive officer's salary through the date of termination, (ii) a pro rated annual bonus and long-term performance award payout through the date of termination based upon the target bonus or award for the year in which the change in control occurs, (iii) any amounts held back under the long-term performance award plan in respect of a prior period would become vested, due and payable, (iv) a payout of previously deferred compensation, and (v) the value of any unvested employer contributions to the 401(k) plan or deferred compensation plan. ServiceMaster must also maintain insurance on behalf of the named executive officer and his dependents for three years. The agreements provide that if payments thereunder subject the named executive officer to the excise tax imposed by Section 4999 of the Internal Revenue Code, ServiceMaster will make an additional payment to the named executive officer equal to the excise tax on such payment.

        The agreements are not employment agreements, and do not impair the right of ServiceMaster to terminate the employment of the named executive officer with or without cause prior to a change in control.

Performance Graph

        The following graph compares the five-year cumulative total return to our shareholders with the five-year cumulative return as determined under the Standard & Poor's 500 Index and under the Standard & Poor's Service (Commercial and Consumer)—Super.

Comparison of Five Year Cumulative Total Return*
Among ServiceMaster, the S&P 500 Index and
the S&P Service (Commercial and Consumer)—Super

*$100 invested on 12/31/96 in stock or index—including reinvestment of dividends.

	1996	1997	1998	1999	2000	2001

ServiceMaster	100.00	171.68	197.44	112.55	108.81	135.24
S&P 500 Index	100.00	133.36	171.48	207.56	188.66	166.24
S&P Service (Comml. & Consumer)—Super	100.00	134.64	124.29	98.37	90.97	108.78

Certain Transactions

  WeServeHomes.com

        In November 1999, ServiceMaster organized WeServeHomes.com, an Internet company, to provide comprehensive on-line solutions for home services, products, and information. On January 19, 2000, in connection with the offering of series B preferred stock, Kleiner, Perkins, Caufield & Byers purchased 6,000,000 shares of series B preferred stock at a price of $2.50 per share and ServiceMaster purchased 32,000,000 shares of series A preferred stock at a price of $2.50 per share. On May 12, 2000, WeServeHomes sold a total of 400,000 shares of series B preferred stock to eighteen officers of ServiceMaster at a price of $2.50 per share. ServiceMaster made full recourse loans to fifteen of those officers to finance the purchase of these shares, including the following executive officers: Donald Karnes ($100,000), Ernest Mrozek ($100,000), Steven Preston ($100,000) and Phillip Rooney ($100,000). On February 5, 2001, Kleiner Perkins exercised its warrant to purchase 2,000,000 shares of series B preferred stock at a price of $2.50 per share and ServiceMaster purchased 4,000,000 additional shares of series A preferred stock at a price of $2.50 per share. On May 12, 2001, WeServeHomes sold 50,000 shares of series B preferred stock to Jonathan Ward at a price of $2.50 per share. ServiceMaster made a full recourse loan to Mr. Ward of $125,000 to finance the purchase of these shares.

        In December 2001, the Audit and Finance Committee retained Ernst & Young LLP to render a valuation opinion in connection with ServiceMaster's potential purchase of the equity interests in WeServeHomes held by Kleiner Perkins and ServiceMaster officers, as well as the conversion of options to purchase WeServeHomes common stock into options to purchase ServiceMaster common stock. On December 26, 2001, after obtaining a valuation opinion from Ernst & Young, ServiceMaster purchased the interest of Kleiner Perkins in WeServeHomes at a price of $2.50 per share. On January 11, 2002, WeServeHomes merged into ServiceMaster Holding Corporation, a wholly owned subsidiary of ServiceMaster. In connection with the merger, ServiceMaster purchased all of the shares of series B preferred stock owned by officers of ServiceMaster for $2.50 per share, including the following executive officers: Donald Karnes, Ernest Mrozek, C. William Pollard, Steven Preston, Phillip Rooney, and Jonathan Ward. The proceeds from the sale were used by the officers (other than Mr. Pollard) to pay the principal unpaid balance on their outstanding promissory note executed in connection with the purchase of series B preferred stock. Mr. Pollard did not obtain a loan in connection with the purchase of the series B preferred stock. As described in note (1) to the Summary Compensation Table, in connection with the merger the incentive stock options to purchase WeServeHomes common stock were converted into incentive stock options to purchase ServiceMaster common stock.

  Investments by Management in TruGreen Companies L.L.C.

        On March 2, 2001, in connection with the sale of 10,000 Class B shares, TruGreen Companies L.L.C., a subsidiary of ServiceMaster, sold 1,200 Class B shares to Donald Karnes at a price of $1,225 per share, or $1,470,000. ServiceMaster made a full recourse loan to Mr. Karnes of $980,000 to finance two-thirds of the purchase price of these Class B shares. In October 2001, as part of ServiceMaster's initiative to create a focused and aligned company, ServiceMaster sold its TruGreen LandCare Construction business. As a result of the sale and desire to align business interests, Mr. Karnes agreed to liquidate his investment in TruGreen. Accordingly, a subsidiary of ServiceMaster repurchased the equity interest belonging to Mr. Karnes on January 2, 2002 at a price of $1,470,000. Mr. Karnes repaid his loan in the amount of $980,000.

  Loan Guaranty

        In June 2001, we renewed a guaranty of loan between a commercial bank and Donald Karnes. Mr. Karnes had previously taken out a loan in connection with a private acquisition of our common stock. When the original loan became due in 2000, we guaranteed the loan with the commercial bank in order to facilitate Mr. Karnes' retention of his shares of our common stock. As a condition to ServiceMaster's renewed guaranty, Mr. Karnes executed a new reimbursement agreement in favor of ServiceMaster and granted ServiceMaster a lien on real property. At March 1, 2002, the amount of our guaranty was $1,977,306.60 and the value of the common stock pledged by Mr. Karnes to the commercial bank as collateral for the loan was $23,445,386.80.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers to file reports of holdings and transactions in our common stock with the Securities and Exchange Commission and the New York Stock Exchange. To our knowledge, all required reports were filed on time.

Shareholder Proposals and Other Business

        The 2003 Annual Meeting of Shareholders is expected to be held on April 25, 2003. In order to be considered for inclusion in our proxy materials for the 2003 annual meeting, a shareholder proposal must be received at our principal executive offices at 2300 Warrenville Road, Downers Grove, Illinois 60515 by November 21, 2002. In addition, our Bylaws establish an advance notice procedure for shareholder proposals to be brought before our annual meeting of shareholders, including proposed nominations of persons for election to the Board. A shareholder proposal or nomination intended to be brought before the 2003 annual meeting must be delivered to the Secretary no earlier than the close of business on January 11, 2003 and no later than the close of business on February 10, 2003. All proposals and nominations should be directed to Sandra L. Groman, Corporate Secretary, 2300 Warrenville Road, Downers Grove, Illinois 60515.

        The Board and our management have not received notice of and are not aware of any business to come before the 2002 annual meeting other than the items we refer to in this proxy statement. If any other matter comes before the annual meeting, the persons on our proxy committee will use their best judgment in voting the proxies.

        We have mailed our 2001 Annual Report to Shareholders in connection with this proxy solicitation. If you would like a copy of our Form 10-K excluding certain exhibits, please contact Investor Relations, 2300 Warrenville Road, Downers Grove, Illinois 60515.

        Please vote by telephone or the Internet or sign, date and return the enclosed proxy or voting instruction form in the prepaid envelope. If you vote promptly, we may be able to avoid the expense of a second mailing.

By order of the Board of Directors,
Sandra L. Groman Vice President and Corporate Secretary

  Directions from Memphis Airport to ServiceMaster Offices,
  860 Ridge Lake Boulevard, Memphis, Tennessee.

  •
  Follow signs for I-240

  •
  Take I-240 exit and stay to the right merging I-240 East

  •
  Take the East Poplar Ave. exit, exit number 15A, towards Germantown

  •
  Merge onto Poplar Ave.

  •
  Turn left onto Ridgeway Loop (1st light), at 2nd light turn left onto Ridgeway Center Parkway

  •
  Ridgeway Center Parkway becomes Ridge Lake Blvd. (building on the right next door to Benihana's Restaurant)

  •
  Approximately a 15-20 minute drive

  This is a close up of the area map.

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	000000 0000000000 0 0000 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext Holder Account Number C 1234567890 J N T

Use a black pen. Print in CAPITAL letters inside the grey areas as shown in this example.	A	B	C	1	2	3	X	☐	Mark this box with an X if you have made changes to your name or address details above.
Annual Meeting Proxy Card

A  1. Election of five directors    PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS.

The Board of Directors recommends a vote "FOR" Proposal 1.

	For	Withhold
01-P. W. Berezny	/ /	/ /
02-C. H. Cantu	/ /	/ /
03-V. C. Nelson	/ /	/ /
04-C. W. Stair	/ /	/ /
05-J. P. Ward	/ /	/ /

In their discretion the named proxies are authorized to
vote upon such other business if properly raised.

If no contrary indication is made, this Proxy will be voted
FOR Proposal 1.

B Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.
Signature(s) should agree with the name(s) shown on this Proxy. For joint accounts, both owners should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full name.
Signature 1	Signature 2	Date (dd/mm/yyyy)
/ /
/*/ A5761	1 U P X	+

Proxy - The ServiceMaster Company

Proxy for Annual Meeting of Shareholders - April 26, 2002
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints S. L. Groman and J. L. Kaput, or either of them, the true and lawful attorneys of the undersigned with power of substitution, to vote as proxies for the undersigned at the annual meeting of shareholders of The ServiceMaster Company to be held in Memphis, Tennessee, on April 26, 2002, at 10:00 a.m. Central Time, and at any or all adjournments thereof, according to the number of shares of common stock which the undersigned would be entitled to vote, if personally present, upon the matters referred to on the reverse side hereof, and, in their discretion, upon any other business properly coming before the meeting.

If not marked to the contrary, this Proxy will be voted "FOR" Proposal 1.

IMPORTANT:    This Proxy must be signed and dated on the reverse side. Below are instructions on how to vote your shares regarding Proposal 1 by telephone or Internet. Your vote is recorded as though you had mailed in your proxy card.

VOTE YOUR SHARES BY TELEPHONE OR INTERNET

QUICK * EASY * IMMEDIATE * AVAILABLE 24 HOURS A DAY * 7 DAYS A WEEK
THE SERVICEMASTER COMPANY encourages you to take advantage of the two convenient ways to vote your shares. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. To vote by telephone or Internet, read the accompanying proxy statement and then follow these easy steps:

TO VOTE BY PHONE			TO VOTE BY INTERNET
•	Call toll-free 1-888-215-6477 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.		•	Go to the following web site: www.computershare.com/us/proxy
•	Enter the 6-digit Control Number located below.		•	Enter the information requested on your computer screen, including your Control Number located below.
	Option #1:	To vote as the Board of Directors recommends on Proposal 1: Press 1.		Follow the simple instructions on the screen.
When asked, please confirm your vote by pressing 1.
	Option #2:	If you choose to withhold your vote for a specific Director, press 0 and follow the simple recorded instructions.

CONTROL NUMBER

If you vote by telephone or Internet, DO NOT mail back the proxy card.

Proxies submitted by telephone or Internet must be received by 11:59 p.m. Central Time, April 23, 2002.

THANK YOU FOR VOTING!

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	000000 0000000000 0 0000 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext Holder Account Number C 1234567890 J N T

Use a black pen. Print in CAPITAL letters inside the grey areas as shown in this example.	A	B	C	1	2	3	X	☐	Mark this box with an X if you have made changes to your name or address details above.
Annual Meeting Proxy Card

A  1. Election of five directors    PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS.

The Board of Directors recommends a vote "FOR" Proposal 1.

	For	Withhold
01-P. W. Berezny	/ /	/ /
02-C. H. Cantu	/ /	/ /
03-V. C. Nelson	/ /	/ /
04-C. W. Stair	/ /	/ /
05-J. P. Ward	/ /	/ /

In their discretion the named proxies are authorized to
vote upon such other business if properly raised.

If no contrary indication is made, this Proxy will be voted
FOR Proposal 1.

B Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.
Signature(s) should agree with the name(s) shown on this Proxy. For joint accounts, both owners should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full name.
Signature 1	Signature 2	Date (dd/mm/yyyy)
/ /
/*/ A5761	1 U P X	+

Proxy - The ServiceMaster Company

Proxy for Annual Meeting of Shareholders - April 26, 2002
This Proxy is Solicited on Behalf of the Board of Directors

Instructions to the Trustee on voting common stock under the ServiceMaster Profit Sharing and Retirement Plan.

I hereby instruct Putnam Investments as Trustee of the ServiceMaster Profit Sharing and Retirement Plan to vote in person or by proxy, at the annual meeting of shareholders of The ServiceMaster Company to be held in Memphis, Tennessee, on April 26, 2002, at 10:00 a.m., Central Time, and at any adjournments thereof, the shares of common stock held in the ServiceMaster Profit Sharing and Retirement Plan under the Trust which are attributable to my account in the manner indicated on the reverse side of this form.

The Trustee will vote on the shares represented by this voting instruction form if by, 11:59 p.m. Central Time, April 23, 2002, (a) the form is properly signed and received, or (b) the telephone or Internet voting procedure is followed. Shares for which no voting instructions have been received will be voted in the same proportions as the shares for which voting instructions are received.

If not marked to the contrary, this Proxy will be voted "FOR" Proposal 1.

IMPORTANT:    This Proxy must be signed and dated on the reverse side. Below are instructions on how to vote your shares regarding Proposal 1 by telephone or Internet. Your vote is recorded as though you had mailed in your proxy card.

VOTE YOUR SHARES BY TELEPHONE OR INTERNET

QUICK * EASY * IMMEDIATE * AVAILABLE 24 HOURS A DAY * 7 DAYS A WEEK
THE SERVICEMASTER COMPANY encourages you to take advantage of the two convenient ways to vote your shares. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. To vote by telephone or Internet, read the accompanying proxy statement and then follow these easy steps:

TO VOTE BY PHONE			TO VOTE BY INTERNET
•	Call toll-free 1-888-221-0698 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.		•	Go to the following web site: www.computershare.com/us/proxy
•	Enter the 6-digit Control Number located below.		•	Enter the information requested on your computer screen, including your Control Number located below.
	Option #1:	To vote as the Board of Directors recommends on Proposal 1: Press 1.		Follow the simple instructions on the screen.
When asked, please confirm your vote by pressing 1.
	Option #2:	If you choose to withhold your vote for a specific Director, press 0 and follow the simple recorded instructions.

CONTROL NUMBER

If you vote by telephone or Internet, DO NOT mail back the proxy card.

Proxies submitted by telephone or Internet must be received by 11:59 p.m. Central Time, April 23, 2002.

THANK YOU FOR VOTING!

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	000000 0000000000 0 0000 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext Holder Account Number C 1234567890 J N T

Use a black pen. Print in CAPITAL letters inside the grey areas as shown in this example.	A	B	C	1	2	3	X	☐	Mark this box with an X if you have made changes to your name or address details above.
Annual Meeting Proxy Card

A  1. Election of five directors    PLEASE REFER TO THE REVERSE SIDE FOR INTERNET VOTING INSTRUCTIONS.

The Board of Directors recommends a vote "FOR" Proposal 1.

	For	Withhold
01-P. W. Berezny	/ /	/ /
02-C. H. Cantu	/ /	/ /
03-V. C. Nelson	/ /	/ /
04-C. W. Stair	/ /	/ /
05-J. P. Ward	/ /	/ /

In their discretion the named proxies are authorized to
vote upon such other business if properly raised.

If no contrary indication is made, this Proxy will be voted
FOR Proposal 1.

B Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.
Signature(s) should agree with the name(s) shown on this Proxy. For joint accounts, both owners should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full name.
Signature 1	Signature 2	Date (dd/mm/yyyy)
/ /
/*/ A5761	1 U P X	+

Proxy - The ServiceMaster Company

Proxy for Annual Meeting of Shareholders - April 26, 2002
This Proxy is Solicited on Behalf of the Board of Directors

Instructions to the Trustee on voting common stock under the ARAMARK Retirement Savings Plan and the ARAMARK Hourly 401(k) Plan.

I hereby instruct Fidelity Investments as Trustee of the ARAMARK Retirement Savings Plan and the ARAMARK Hourly 401(k) Plan to vote in person or by proxy, at the annual meeting of shareholders of The ServiceMaster Company to be held in Memphis, Tennessee, on April 26, 2002, at 10:00 a.m., Central Time, and at any adjournments thereof, the shares of common stock held in the ARAMARK Retirement Savings Plan and the ARAMARK Hourly 401(k) Plan under the Trust which are attributable to my account in the manner indicated on the reverse side of this form.

The Trustee will vote on the shares represented by this voting instruction form if by, 11:59 p.m. Central Time, April 23, 2002, (a) the form is properly signed and received, or (b) the Internet voting procedure is followed. Shares for which no voting instructions have been received will be voted in the same proportions as the shares for which voting instructions are received.

If not marked to the contrary, this Proxy will be voted "FOR" Proposal 1.

IMPORTANT:    This Proxy must be signed and dated on the reverse side. Below are instructions on how to vote your shares regarding Proposal 1 by Internet. Your vote is recorded as though you had mailed in your proxy card.

VOTE YOUR SHARES BY INTERNET

QUICK * EASY * IMMEDIATE * AVAILABLE 24 HOURS A DAY * 7 DAYS A WEEK
THE SERVICEMASTER COMPANY encourages you to take advantage of the convenient way to vote your shares. Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. To vote by Internet, read the accompanying proxy statement and then follow these easy steps:

TO VOTE BY INTERNET
•	Go to the following web site: www.computershare.com/us/proxy
•	Enter the information requested on your computer screen, including your Control Number located below.
Follow the simple instructions on the screen.

CONTROL NUMBER

If you vote by Internet, DO NOT mail back the proxy card.

Proxies submitted by Internet must be received by 11:59 p.m. Central Time, April 23, 2002.

THANK YOU FOR VOTING!

NOTIFICATION TO OBTAIN
THE SERVICEMASTER COMPANY
2002 PROXY STATEMENT AND
2001 ANNUAL REPORT
VIA THE INTERNET INSTEAD OF BY MAIL

Recently you consented to obtain The ServiceMaster Company 2002 Proxy Statement and 2001 Annual Report in electronic format via the Internet in lieu of having paper copies delivered to you. We are pleased to inform you that the 2002 Proxy Statement and 2001 Annual Report are now available on the Internet at:

www.svm.com

Your proxy card is enclosed with this notice. Your vote is important to us. Please review the voting instructions on your proxy. There are three ways to vote your proxy: via the Internet, by telephone, or by mail.

The toll-free telephone number for voting is available only to shareholders in the U.S. and Canada. Shareholders residing outside the U.S. or Canada are encouraged to use the convenience of the Internet to vote online. However you choose to vote, please do so as soon as possible.

If you vote over the Internet, you may incur costs such as telephone and Internet access charges.

You may still elect to receive paper copies of the proxy statement and annual report by calling Computershare at 1-888-834-0744 or by written request to: Computershare Investor Services, 2 North LaSalle Street, Chicago, IL 60602.

QuickLinks

THE SERVICEMASTER COMPANY NOTICE OF ANNUAL MEETING To be held April 26, 2002
TABLE OF CONTENTS
THE SERVICEMASTER COMPANY
General Information
Voting Information
Item 1—Election of Directors
Board and Committee Governance
Compensation of Directors
Independent Auditors
Audit and Finance Committee Report
Ownership of our Common Stock
Compensation and Leadership Development Committee Report on Executive Compensation
Executive Compensation
Summary Compensation Table
Option Grants in 2001
Aggregated Option Exercises in 2001 and Year-End 2001 Option Values
Equity Compensation Plan Information
Agreements with Officers and Directors
Performance Graph
Comparison of Five Year Cumulative Total Return* Among ServiceMaster, the S&P 500 Index and the S&P Service (Commercial and Consumer)—Super
Certain Transactions
Section 16(a) Beneficial Ownership Reporting Compliance
Shareholder Proposals and Other Business